Exhibit 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Government Securities Income Fund--GNMA Series--1Y, Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 33-57873 of our opinion dated July 26, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
August 16, 2000